EXHIBIT 99(d)


                                HECHINGER COMPANY
            CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                        (in thousands except share data)

                                                                                 CLASS A           CLASS B
                                                              COMMON STOCK       COMMON            COMMON         ADDITIONAL
                                                                PAR $.01         STOCK             STOCK        PAID-IN CAPITAL
                                                              -------------------------------------------------------------------
BALANCE, FEB. 1, 1997                                         $      -         $   3,261       $     971       $     238,248
Restricted stock awards earned                                       -                 -               -                   -
Conversions from Class B to Class A common stock                     -                24             (24)                  -
Capital contribution                                                 -                 -               -                   -
Cancellation of Class A and Class B common stock and
    issuance of common stock, par $.01, pursuant to Merger           -            (3,285)           (947)              3,259
Net loss                                                             -                 -               -                   -
                                                              -------------------------------------------------------------------
BALANCE, SEPT. 27, 1997                                              -                 -               -             241,507
Capital contribution                                                 -                 -               -                   -
Net loss                                                             -                 -               -                   -
                                                              -------------------------------------------------------------------
BALANCE, JULY 4, 1998  (UNAUDITED)                            $      -         $       -       $       -       $     241,507
                                                              ===================================================================


                                                                                   RETAINED
                                                                 CONTRIBUTED       EARNINGS       UNEARNED      TREASURY
                                                                   CAPITAL         (DEFICIT)    COMPENSATION     STOCK       TOTAL
                                                              ---------------------------------------------------------- -----------
BALANCE, FEB. 1, 1997                                         $         -      $    132,914    $   (253)     $   (885)   $  374,256
Restricted stock awards earned                                          -                 -         165             -           165
Conversions from Class B to Class A common stock                        -                 -           -             -             -
Capital contribution                                              108,058                 -           -             -       108,058
Cancellation of Class A and Class B common stock and
    issuance of common stock, par $.01, pursuant to Merger              -                 -          88           885             -
Net loss                                                                -          (206,011)          -             -      (206,011)
                                                              --------------------------------------------------------   ----------
BALANCE, SEPT. 27, 1997                                           108,058           (73,097)          -             -       276,468
Capital contribution                                               25,000                 -           -             -        25,000
Net loss                                                                -           (53,521)          -             -       (53,521)
                                                              --------------------------------------------------------   ----------
BALANCE, JULY 4, 1998  (UNAUDITED)                            $   133,058      $   (126,618)   $      -      $      -    $  247,947
                                                              ========================================================   ==========


See notes to condensed consolidated financial statements.